Exhibit 22d(ii)

OPERATING SERVICES AGREEMENT

RETIREMENT INCOME TRUST

     THIS  AGREEMENT  is made and  entered  into as of the ___ day of  October,

2004, by and between RETIREMENT INCOME TRUST, A Pennsylvania statutory trust (the

"Fund"), and RETIREMENT INCOME ADVISERS (hereinafter referred to as "Manager").

     WHEREAS, the Fund is an open-end management investment company,  registered under the Investment Company Act of 1940, as amended (the "Act"), and authorized to issue shares representing interests in the following series:

     The Retirement Income Fund (the "Portfolio"); and

     WHEREAS,   Manager  is  registered  as  an  investment  adviser  under  the

Investment Advisers Act of 1940, and engages in the business of asset management and the provision of certain other administrative and recordkeeping  services in connection therewith; and

     WHEREAS,  the Fund wishes to engage Manager, to provide, or arrange for the

provision  of,  certain  operational   services  which  are  necessary  for  the

day-to-day  operations  of the  Portfolio  in the  manner  and on the  terms and conditions hereinafter set forth, and Manager wishes to accept such engagement;

     NOW,  THEREFORE,  in consideration of the premises and the mutual covenants hereinafter contained, the Fund and Manager agree as follows:

1.   OBLIGATIONS OF MANAGER

     (a)  Services. The Fund hereby retains Manager to provide, or, upon receipt of  written  approval  of the Fund  arrange  for  other  companies  to provide,  the following services to the Portfolio in the manner and to the  extent  that  such  services  are  reasonably  necessary  for the operation of the Portfolio (collectively, the "Services"):

          (1)  accounting  services and functions,  including costs and expenses of any independent public accountants;

          (2)  non-litigation  related legal and compliance services,  including the expenses of maintaining registration and qualification of the

               Fund  and the  Portfolio  under  federal,  state  and  any  other applicable laws and regulations;

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          (3)  dividend disbursing agent,  dividend reinvestment agent, transfer agent, and registrar services and functions  (including answering inquiries related to shareholder Portfolio accounts);

          (4)  custodian and depository services and functions;

          (5)  distribution, marketing, and/or underwriting services;

          (6)  independent pricing services;

          (7)  preparation   of  reports   describing   the  operations  of  the

               Portfolio,  including  the costs of  providing  such  reports  to broker-dealers,  financial  institutions and other  organizations which  render  services and  assistance  in  connection  with the distribution of shares of the Portfolio;

          (8)  sub-accounting  and  recordkeeping  services and functions (other than those books and records required to be maintained by Manager under the  Investment  Advisory  Agreement  between  the Fund and

               Manager  dated October ___, 2004),   including  maintenance  of

               shareholder  records and shareholder  information  concerning the status  of  their  Portfolio  accounts  by  investment  advisors,

               broker-dealers,  financial institutions,  and other organizations on behalf of Manager;

          (9)  shareholder  and  board  of  directors   communication  services,

               including  the  costs of  preparing,  printing  and  distributing

               notices   of   shareholders'    meetings,    proxy    statements,

               prospectuses,  statements  of additional  information,  Portfolio

               reports,   and  other  communications  to  the  Fund's  Portfolio

               shareholders,  as well as all expenses of shareholders' and board

               of   directors'   meetings,   including  the   compensation   and

               reimbursable expenses of the directors of the Fund;

          (10) other day-to-day administrative services,  including the costs of designing, printing, and issuing certificates representing shares of the Portfolio,  and premiums for the fidelity bond  maintained by the  Fund  pursuant  to  Section  17(g)  of the Act and  rules promulgated  thereunder  (except  for  such  premiums  as  may be allocated to third parties, as insureds thereunder).

     (b)  Exclusions from Service.  Notwithstanding  the provisions of Paragraph

          1(a) above,  the  Services  shall not include and Manager  will not be responsible for any of the following:

          (1)  all brokers'  commissions,  issue and transfer  taxes,  and other costs  chargeable to the Fund or the Portfolio in connection with securities  transactions  to which the Fund or the Portfolio is a party or in connection with  securities  owned by the Fund or the

               Portfolio;

          (2)  the interest on indebtedness, if any, incurred by the Fund or the

               Portfolio;

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          (3)  the taxes, including franchise, income, issue, transfer, business license,  and other  corporate  fees  payable  by the Fund or the

               Portfolio to federal,  state, county, city, or other governmental agents;

          (4)  the expenses,  including fees and  disbursements  of counsel,  in connection  with  litigation  by  or  against  the  Fund  or  the

               Portfolio; and

          (5)  any other extraordinary expense of the Fund or Portfolio.

     (c)  Books and Records.  All books and records  prepared and  maintained by

          Manager for the Fund under this Agreement shall be the property of the

          Fund and, upon request  therefor,  Manager shall surrender to the Fund such of the books and records so requested.

     (d)  Staff and  Facilities.  Manager  assumes and shall pay for maintaining the staff,  personnel,  space,  equipment and facilities  necessary to perform its obligations under this Agreement.

2.   OBLIGATIONS OF THE FUND

     (a)  Fee.  The Fund will pay to Manager on the last day of each month a fee at an  annual  rate  equal  to  0.75%  of  average  net  asset  of the

          Portfolio,  such fee to be  computed  daily  based  upon the net asset value of the Portfolio as determined by a valuation made in accordance with the Fund's procedure for calculating Portfolio net asset value as described in the Fund's  Prospectus  and/or  Statement  of  Additional

          Information.   During  any  period  when  the   determination  of  the

          Portfolio's net asset value is suspended by the directors of the Fund,

          the  net  asset  value  of a share  of the  Portfolio  as of the  last business day prior to such suspension  shall,  for the purpose of this

          Paragraph  2(a),  be deemed to be the net asset  value at the close of each succeeding business day until it is again determined.

     (b)  Information.  The Fund will,  from time to time,  furnish or otherwise make  available to Manager such  information  relating to the business and  affairs of the  Portfolio  as Manager may  reasonably  require in order to discharge its duties and obligations hereunder.

3.   TERM.

This  Agreement  shall remain in effect until October 15, 2005, and from year to year thereafter  provided such  continuance is approved at least annually by (1)

the vote of a majority of the Board of  Directors of the Fund or (2) a vote of a

"majority"  (as that term is defined in the  Investment  Company Act of 1940) of the Fund's outstanding securities; provided, however, that;

     (a)  at any time and  without  the  payment  of any  penalty,  the Fund may terminate this Agreement upon 90 days written notice to Manager;

     (b)  this  Agreement  shall  immediately  terminate  in  the  event  of its assignment  (within the meaning of the Act and the Rules  thereunder);

          and

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     (c)  at any time and  without  the  payment  of any  penalty,  Manager  may terminate this Agreement upon 90 days written notice to the Fund.

4.   MISCELLANEOUS

(a)  Performance  Review.  Manager  will  permit  representatives  of the  Fund,

     including the Fund's independent auditors, to have reasonable access to the personnel and records of Manager in order to enable such representatives to monitor the quality of services  being  provided  and the level of fees due

     Manager  pursuant to this  Agreement.  In addition,  Manager shall promptly deliver  to the  Board of  Directors  of the Fund such  information  as may reasonably be requested  from time to time to permit the Board of Directors to make an informed determination  regarding continuation of this Agreement and the payments contemplated to be made hereunder.

(b)  Choice of Law. This  Agreement  shall be construed in  accordance  with the laws of the State of Pennsylvania and the applicable  provisions of the Act. To the  extent  the  applicable  law of the  State of Pennsylvania  or any of the provisions  herein conflict with the applicable  provisions of the Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

RETIREMENT INCOME TRUST           RETIREMENT INCOME ADVISERS

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By: Michael S. Lando                       By: Michael S. Lando

Its:  President                                Its:  President

ATTEST:                                        ATTEST:

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By:                                            By:

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Secretary                                      Secretary